Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of International Vineyard, Inc. a Delaware corporation (the “Company”) on Form 10-K for the year ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert DeMate, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to International Vineyard, Inc., and will be retained by International Vineyard, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Robert DeMate
Robert DeMate Chief Executive Officer and Chief Financial Officer March 29, 2010

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